UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 21, 2009

ORCHIDS PAPER PRODUCTS COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32563 (Commission File Number)	23-2956944 (IRS Employer Identification Number)

4826 Hunt Street

Pryor, Oklahoma 74361
(Address of Principal Executive Offices)

(918) 825-0616

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On August 21, 2009, Orchids Paper Products Company (the “Registrant”) entered into an underwriting agreement (the “Underwriting Agreement”) with Stephens Inc. (the “Underwriter”) relating to the issuance and sale of 750,000 shares of its common stock in a public offering at a price to the public of $18.50 per share and the grant to the Underwriter of an over-allotment option for up to an additional 112,500 shares. The Registrant expects that the gross proceeds of this offering will be approximately $13.2 million (or approximately $16.0 million if the underwriter exercises its over-allotment option in full).

This offering is being made pursuant to the Registrant’s shelf registration statement on Form S-3 (Registration No. 333-160305) and a related prospectus supplement, each filed with the Securities and Exchange Commission.

The Underwriting Agreement includes customary representations, warranties and covenants by the Registrant.  Under the terms of the Underwriting Agreement, the Registrant has agreed to indemnify the Underwriter against certain liabilities. The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and the description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.

The opinion of the Registrant’s counsel as to the legality of the common stock is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 8.01.  Other Events.

On August 21, 2009 the Registrant issued a press release announcing the pricing of the offering. A copy of that press release is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits.  See the Exhibit Index which is hereby incorporated by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORCHIDS PAPER PRODUCTS COMPANY

Date: August 21, 2009	By:	/s/ Keith Schroeder
Keith Schroeder
Chief Financial Officer

Exhibit Index

Exhibit	Description
1.1	Underwriting Agreement, dated August 21, 2009.
5.1	Opinion of Bryan Cave LLP.
23.1	Consent of Bryan Cave LLP (included in Exhibit 5.1).
99.1	Press Release, dated August 21, 2009.